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                                                                     Exhibit 3.4

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 03/17/1998
                                                          981102534 - 2398062

                                  Amendment to
                          Certificate of Incorporation
                                       of
                          U.S.I. Holdings Corporation
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U.S.I. HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

     FIRST: The name of the Corporation is U.S.I. HOLDINGS CORPORATION (the "Corporation").

     SECOND: The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State was April 27, 1994. The Corporation filed an Amended and Restated Certificate of Incorporation on June 1, 1994. The Corporation filed an Amendment to Certificate of Incorporation on December 19, 1995. The Corporation filed an additional Amendment to Certificate of Incorporation on August 1, 1997.

     THIRD: This Amendment to Certificate of Incorporation amends Section (a) of
Article VI of the Amended and Restated Certificate of Incorporation of the Corporation by increasing the maximum number of directors to 15.

     FOURTH: Section (a) of Article VI of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read as follows:

     (a)  Number. The number of the directors shall be not less than 3 and not
          ------
          more than 15 as fixed by a majority of the whole Board of Directors from time to time. No reduction in the number of directors fixed by the Board of Directors below the number then in office shall be effective until the next election of directors or until the earlier resignation or removal of a director so that the number of directors then in office does not exceed the number so fixed.

     FIFTH: This Amendment to Certificate of Incorporation has been duly adopted by the Board of Directors and Shareholders of the Corporation in accordance with the provisions of Section 242 of the GCL.

     IN WITNESS WHEREOF, U.S.I. HOLDINGS CORPORATION has caused this certificate to be executed by BERNARD H. MIZEL and JAY SCARBOROUGH, being the Chief Executive Officer and Secretary, respectively, of the Corporation this 12th day of March, 1998.


                                       /s/ Bernard H. Mizel
                                       -----------------------------------------
                                       Bernard H. Mizel, Chief Executive Officer

ATTEST:


/s/ Jay Scarborough
--------------------------
Jay Scarborough, Secretary